 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297195

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 9, 2026)

Traws Pharma, Inc.

Up to $5,575,709

Common Stock

We have entered into an at the market offering agreement (the “ATM Agreement”), with Citizens JMP Securities, LLC (“Citizens”), dated March 10, 2025, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $5,575,709 from time to time through or to Citizens, acting as sales agent and/or principal.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “TRAW.” On July 7, 2026, the closing price of our common stock, as reported on the Nasdaq Capital Market, was $0.70 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common stock, directly to Citizens as principal, in privately negotiated transactions, in block transactions and/or in any other method permitted by law. If we and Citizens agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the ATM Agreement, Citizens is not required to sell any specific number or dollar amount of securities, but Citizens will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Citizens will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for additional information regarding the compensation to be paid to Citizens. In connection with the sale of our shares of common stock on our behalf, Citizens will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Citizens will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Citizens with respect to certain liabilities, including liabilities under the Securities Act.

As the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $29,412,799 based on 14,560,792 shares of common stock held by non-affiliates and a price of $2.02 per share, the closing price of our common stock on May 11, 2026, which is the highest closing price of our common stock on The Nasdaq Capital Market within the prior 60 days of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $4,227,577 of securities pursuant to General Instruction I.B.6 of Registration Statement on Form S-3. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

We are a “smaller reporting company” as that term is defined under the federal securities laws, and, as such, have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Supplement Summary - Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Citizens Capital Markets

July 10, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $139,185,641.25. Under this prospectus supplement and accompanying prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $5,575,709.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of an offering of shares of our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Citizens have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are not, and the Citizens is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus that we have authorized for use in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus supplement to “Traws,” “we,” “our,” “us” and “the Company” refer, collectively, to Traws Pharma, Inc. and our consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contains or may contain forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus supplement, including the documents that we incorporate by reference herein, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and their opposites and similar expressions are intended to identify forward-looking statements. All statements, other than historical facts, including statements regarding estimations of projected cash runway; our future product development plans; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the factors that we identify in any of the documents incorporated or deemed incorporated into this prospectus supplement, the prospectus and the registration statement by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2025, as amend by that Amendment No. 1 to Form 10-K and in any of our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K for any year ended after December 31, 2025.

You should also consider carefully the information set forth in the section titled “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated or deemed incorporated herein by reference, including in our most recent Annual Report on Form 10-K and in our updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other factors described elsewhere in this prospectus supplement. Any one or more of these uncertainties, risks, factors and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page  S-9 of this prospectus supplement and the accompanying prospectus and our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Traws Pharma, Inc.

Traws Pharma, Inc. (“Traws Pharma”), is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. We are advancing novel investigational antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health. Our product candidates are intended to be safe, with simple dosing regimens. We strive to utilize accelerated clinical trial strategies with a commitment to patients who are especially vulnerable.

On April 1, 2024, the Company (then known as Onconova Therapeutics, Inc.) consummated a merger (the “Merger”) with Trawsfynydd Therapeutics, Inc. (“Trawsfynydd”), a privately-held biotechnology company developing next-generation, best-in-class antivirals for influenza, COVID-19 and other infectious diseases. Prior to the Merger, the focus of our business was the discovery and development of novel products for patients with cancer. After completion of the Merger, the focus of our business expanded to include the development of novel therapies to target critical threats to human health in respiratory viral diseases. Following the Merger, we have four clinical programs: (i) tivoxavir marboxil, an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza; (ii) ratutrelvir, an inhibitor of the main protease (also known as 3CL protease) of the SAR-CoV-2 virus, the causative agent in COVID-19; (iii) narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and (iv) rigosertib, administered alone or in combination for investigation in various cancers.

Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

Business Overview

We are a clinical-stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. Following the Merger, we have four clinical programs: (i) tivoxavir marboxil, an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza; (ii) ratutrelvir, an inhibitor of the main protease (also known as 3CL protease) of the SAR-CoV-2 virus, the causative agent in COVID-19; (iii) narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and (iv) rigosertib, administered alone or in combination for investigation in various cancers. Each of these programs is discussed in additional detail, below.

Tivoxavir marboxil — Small Molecule Cap- Dependent Endonuclease Inhibitor

Tivoxavir marboxil, is a small molecule cap-dependent endonuclease inhibitor. Cap-dependent endonuclease (“CEN”) is an enzyme that is important for influenza virus replication. Tivoxavir marboxil is intended to inhibit CEN and, thus, is intended to impede influenza virus replication including, the influenza A or B viral strains and bird flu viral strains. It is our intention to develop tivoxavir marboxil as an oral dose given only once for potential treatment and prophylaxis of bird flu and seasonal influenza.

The first-in-man clinical study of tivoxavir marboxil (designated AV5124 in a previous study) was performed from May to September of 2023 in Russia. The study sponsor was Pharmasyntez, JSC. We have the right to use the data resulting from the study outside of Russia and the Eurasian Economic Community countries. The trial was a single ascending dose study, and, as such, each study participant only received one dose of tivoxavir marboxil. The study consisted of four dose cohorts that received 20, 40, 80 or 120 mg tivoxavir marboxil delivered as 20 mg strength tablets, or placebo. The study enrolled 28 healthy males ages 18-45 years who received either the study drug or placebo. The primary study endpoint was measurement of the safety and tolerability of single drug doses in healthy volunteers. The secondary endpoint was the measurement of pharmacokinetic parameters of single drug doses in healthy volunteers on an empty stomach or after a meal. In the study, one subject who received a single 40 mg dose of the study drug, experienced two adverse events (“AEs”). This subject experienced hyperglycemia, which was deemed to be mild and believed probably related to tivoxavir marboxil, and erosive gastritis with complications in the form of severe iron deficiency anemia, which was considered to be a serious adverse event (“SAE”) believed unlikely to be related (doubtful per the protocol) to the study drug. There were no other AEs in the trial, including at higher doses. The pharmacokinetic measurements indicated a small food effect for tivoxavir marboxil, with increased exposure when drug was taken after a meal but otherwise showed increasing exposure with increasing dose.

We advanced the development of tivoxavir marboxil with a Traws Pharma sponsored Phase 1 randomized, blinded, and placebo-controlled study in Australia that was approved by the Human Research Ethics Committee. The study enrolled four cohorts of 8 participants, with 6 participants randomized to receive study drug and 2 participants assigned to receive placebo in each cohort. Participants were required to be healthy males or females ages 18-64 years. Participants took either one dose of the study drug or one dose of placebo, depending on the assigned group. The evaluated dose levels included 80, 120, 240, and 480 mg administered orally in capsule form. The primary endpoints of the study were safety and tolerability; the secondary and other endpoints included determination of a drug pharmacokinetic profile. The study enrolled healthy volunteers, adults 18-64 years old, into 4 cohorts. Topline data showed good overall tolerability and a pharmacokinetic profile. Sixteen AEs were recorded, of which three were possibly related to study drug during the study; all were mild headaches and resolved without treatment. Topline data from this study showed that a single dose of tivoxavir marboxil maintained detectable plasma drug levels for 23 days. Results from the Phase I studies support further investigation into tivoxavir marboxil as a one-time treatment for influenza and development of tivoxavir marboxil as a once-monthly oral drug for influenza prevention.

Preclinical efficacy in bird flu models

During 2025, we reported additional preclinical data evaluating TXM in animal model studies using an H5N1 virus (A/Texas/37/2024) isolated from a Texas dairy worker. In mice, ferrets and nonhuman primates, TXM treatment of infected animals significantly reduced disease progression, prevented body weight loss, and increased survival. Lung virus burdens were dramatically lower among treated compared to control animals and histology confirmed the capacity for treatment to preserve lung structure and function. Oral TXM was an effective treatment for this highly virulent A/H5N1 bird flu and should be a consideration for pandemic influenza preparedness and inclusion in the United States Strategic Stockpile.

Regulatory interactions and development strategy

In 2025, we advanced regulatory interactions with the FDA to align on a path forward for tivoxavir marboxil, including the potential applicability of accelerated development approaches for bird flu. We submitted a meeting request and briefing materials to the FDA and received written responses to questions submitted for a Type B pre-Investigational New Drug Application (“pre-IND”) interaction. We subsequently submitted additional briefing materials to enable further FDA dialogue (“Type D”) on potential paths to approval for bird flu and seasonal influenza. Based on these interactions, and as reflected in our subsequent disclosures, the FDA affirmed its position that clinical trial data (rather than reliance on the “Animal Rule,” which allows for approval of therapeutic interventions in cases where there is a risk of severe disease and a controlled human trial would be unethical or infeasible) is the registrational path for bird flu therapeutics. Accordingly, while we prepared a proposed Phase 2 dose-ranging, non-inferiority seasonal influenza study (including a comparator arm versus XOFLUZA®) with a separate single arm intended to evaluate tivoxavir marboxil in H5N1 bird flu-infected subjects and submitted the protocol for Human Research Ethics Committee (“HREC”) review, we determined to defer initiation of the combined seasonal/bird flu Phase 2 study at that time due to the low immediate likelihood of successfully recruiting bird flu-infected subjects. In the meantime, we have disclosed that approvals obtained from Australian and South Korean regulatory authorities for our Phase 2 protocol may allow us to initiate a clinical study more rapidly in either the Southern or Northern Hemispheres, respectively, should epidemiology and feasibility improve.

Stockpiling / preparedness initiatives and subsequent events

During 2025, we also reported plans to pursue stockpiling and pandemic preparedness initiatives and initiated dialogue with relevant U.S. government stakeholders, including BARDA. Subsequent to year-end, in January 2026, we announced the filing of a U.S. IND application for TXM for influenza therapy, which we described as an important step toward formal consideration by BARDA for inclusion in the strategic stockpile. Also in January 2026, we announced plans to progress an additional indication for TXM as a monthly oral tablet for prophylaxis of seasonal influenza, supported by Phase 1 exposure observations from an earlier capsule formulation and formulation work indicating that a compressed tablet may provide extended coverage; we also announced that a time slot was secured for a human influenza prophylaxis human challenge trial targeted for Q4 2026 to early Q1 2027.. Separately, FDA informed the Company that its US IND for tivoxavir marboxil was being placed on clinical hold due to concerns with the toxicology data package. The Company is actively engaging with the FDA to address the clinical hold and is working to develop and submit a comprehensive response, with the goal of resolving the hold and advancing the program in the US during fiscal year 2027.

We intend to use the combined clinical, preclinical, regulatory feedback and manufacturing/formulation work to inform the next stages of tivoxavir marboxil development, including the design and timing of future clinical studies and engagement with regulatory authorities and preparedness agencies. Our plans remain subject to, among other things, feasibility of enrollment (including incidence of bird flu infections in humans), regulatory feedback, manufacturing readiness, and availability of capital.

Outlook

We intend to prioritize development of TXM as anoral prophylactic agent for influenza prevention, and to continue development of TXM as a potential single-dose oral therapy for seasonal influenza or H5N1 bird flu and to advance the program in a manner consistent with regulatory feedback andavailable resources. We note that TXM is generally active against all influenza A and B strains and should be effective against A/H5N1 and other highly virulent avian influenzas that may arise. As an important step in the development of influenza prevention, we plan to conduct an influenza single-dose virus human challenge trial in the UK wherein subjects receive an oral dose of TXM up to 28 days before an intentional exposure to influenza and the degree of protection is measured. Subject to approval from the United Kingdom’s Medicines and Healthcare products Regulatory Agency (“MHRA”), the influenza virus challenge will commence thereafter.

Ratutrelvir —  Small Molecule - 3CL Protease Inhibitor

Ratutrelvir (TRX01) is an inhibitor of the main protease (Mpro, also known as 3CL protease) of SAR-CoV-2 coronavirus, the causative agent in COVID-19. The main protease is an essential component in SARS-CoV-2 replication. Ratutrelvir inhibits Mpro and reduces SARS-CoV-2 virus replication. In vitro laboratory tests confirmed the impact of ratutrelvir on SARS-CoV-2 replication, including the original SARS-CoV-2 isolates, and variants in the delta and omicron groups. An animal study using the widely adopted K18 transgenic mouse model, demonstrated non-inferiority between ratutrelvir and the combination of nirmatrelvir + ritonavir, in terms of time to death and lung virus burden in this highly lethal model with neurological manifestations. Based on preclinical pharmacokinetic studies in multiple animal species, we intend to develop ratutrelvir for use without co-administration of a human cytochrome P450 (“CYP”) inhibitor such as ritonavir.

Ratutrelvir was studied in a Phase 1 clinical trial that included single and multiple ascending dose phases. Participants were required to be healthy males or females ages 18-64 years. The primary endpoint of the study was the measurement of safety and tolerability, and the secondary endpoint included the determination of the drug pharmacokinetic and pharmacodynamic profiles. The Phase 1 trial was conducted in Australia. It was sponsored by the Company and was approved by the Human Research Ethics Committee. The trial administered either the study drug or placebo to 40 participants in the single ascending dose phase, which included 5 cohorts with 8 participants in each cohort (6 received study drug and two received placebo). Subjects in the single ascending dose phase received one oral dose of the study drug or placebo, depending on their assigned group. The single ascending dose portion of the study assessed oral ratutrelvir at 15, 50, 150, 300 and 600 mg doses. Subjects in the multiple ascending dose phase received a daily single oral dose of 150 mg or 600 mg (6 active and 2 placebo) for 10 consecutive days. The study was completed in September 2024. There were few recorded adverse events reported up to the highest dose, and none were determined to be related to study drug.

Topline data also showed that once-daily administration of ratutrelvir for 10 consecutive days, maintained plasma drug levels within the predicted therapeutic window for 12 days. In the cohort receiving a single, daily oral dose of 600 mg, the maximum drug levels were approximately 20 times below the exposure limits established during GLP toxicology studies in rats and Beagle dogs. The toxicology studies did not reach the no adverse event limit (NOAEL) after treating animals with up to 1,000 mg/kg. The 24-hour Ctrough levels were constant for 10 days, at roughly 110 nM total blood drug concentration, which is 13 times the EC50 measured in vitro for a collection of omicron strains of SARS-CoV-2. Pharmacodynamic studies confirmed a direct correlation between drug levels in blood and inhibition of the main protease enzyme in vitro.

During 2025, we initiated a multicenter, open-label, randomized Phase 2a clinical study designed to evaluate the safety and efficacy of ratutrelvir in non-hospitalized symptomatic adults with mild-to-moderate COVID-19. Patients deemed eligible for receiving PAXLOVID® were randomized to receive Ratutrelvir, 600 mg daily for 10 days, or Paxlovid twice daily for 5 days. Patients deemed to be ineligible for ritonavir-boosted regimens due to contraindications or clinically significant drug–drug interactions received Ratutrelvir 600 mg daily for 10 days. In January 2026, we completed enrollment in the planned 90-patient Phase 2 study.

In a prespecified interim analysis reported in January 2026 (50 patients evaluated at the time of the analysis), ratutrelvir-treated patients demonstrated a shorter time-to-sustained symptom alleviation and resolution versus the PAXLOVID® comparator, as assessed using the FLU-PRO Plus/COVID-19 Symptoms Diary, and no symptom or virologic rebound events were observed to date in ratutrelvir-treated patients (compared to one rebound event reported in the comparator arm). Ratutrelvir was generally well tolerated in the interim analysis, with fewer reported adverse events than the comparator arm; the most commonly reported adverse event was mild dyspepsia, and no dysgeusia was reported among ratutrelvir-treated patients. Patients ineligible for PAXLOVID® and receiving ratutrelvir demonstrated symptom improvement dynamics and safety observations described as consistent with the broader ratutrelvir-treated cohort.

With enrollment complete, we expect to complete follow-up and finalize analyses from the Phase 2a study, and we intend to use the resulting data to inform next steps for clinical development and regulatory strategy, including potential additional studies designed to further evaluate clinical rebound and longer-term outcomes following SARS-CoV-2 infection.Subsequent to December 31, 2025, we disclosed additional Phase 2 updates. In January 2026, we reported an updated interim analysis indicating that 76 patients had been included (32 treated with ratutrelvir and 18 treated with PAXLOVID®) and that 95% of the planned 90-patient population had been enrolled. In that updated interim analysis, ratutrelvir-treated patients demonstrated a shorter time-to-sustained symptom alleviation and resolution versus PAXLOVID® (12 days vs. 14 days; p<0.014), and no COVID-19 symptom or virologic rebound events had been observed to date in ratutrelvir-treated patients (with one rebound event reported in the PAXLOVID® arm).

In February 2026, we announced completion of the clinical analysis of the 90-patient, open-label Phase 2 study of ratutrelvir versus PAXLOVID®, together with a single arm in PAXLOVID®-ineligible subjects. We reported that completed clinical results confirmed a differentiated profile versus PAXLOVID® with fewer adverse events and no viral rebounds and equivalent time to sustained symptom resolution, and that results were recapitulated in PAXLOVID®-ineligible patients. In the PAXLOVID®-ineligible population specifically, we reported fewer treatment-related adverse events (3 events in 30 subjects; 10%) versus PAXLOVID® (7 events in 30 subjects; 23.3%) and faster symptom resolution compared to PAXLOVID® treatment (HR 1.31; 95% CI 0.78–2.20; p=0.018).

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $5,575,709.

Common stock outstanding following the offering:	Up to 23,193,627, assuming the sale of 7,965,299 shares of our common stock at a price of $0.70 per share, which was the closing price of our common stock on the Nasdaq Capital Market on July 7, 2026. The actual number of shares of common stock outstanding following this offering will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time through or to Citizens, acting as our sales agent and/or principal. See “Plan of distribution” on page S-18 of this prospectus supplement for more information.

Use of proceeds:	We expect to use the net proceeds, if any, from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs. See “Use of Proceeds” on page S-14 of this prospectus supplement for more information.

The Nasdaq Stock Market symbol:	“TRAW”

Risk factors:	Investing in our common stock involves risks. See “Risk factors” beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after the offering is based on 15,228,328 shares of common stock outstanding as of June 30, 2026, and excludes:

•	2,694,757 shares of our common stock issuable upon conversion of 6,737 shares of Series C Preferred Stock outstanding as of March 31, 2026;

•	4,601,679 shares of our common stock reserved for issuance upon exercise of outstanding warrants outstanding as of March 31, 2026, which consists of (i) 682,430 pre-funded warrants at an exercise price of $0.01 and $56.25 per share of common stock; representing a weighted average exercise price of approximately $0.04 per share; and (ii) 3,919,249 warrants, with a weighted average exercise price of $13.42 per share of common stock;

•	2,037,913 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted average exercise price of $2.43 per share;

•	151,750 shares of our common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2026; and

•	113,298 additional shares of our common stock available for future issuance as of March 31, 2026 under our 2021 Incentive Compensation Plan, as amended and restated.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents.

In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement is qualified in its entirety by these risk factors.

We have expressed substantial doubt about our ability to continue as a going concern.

As described in our liquidity footnotes to our interim unaudited financial statements and elsewhere in our quarterly and annual reports, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit as of March 31, 2026 of $647.1 million and $3.1 million of cash. As of March 31, 2026, we had approximately $3.1 million of cash, and as of the date of this prospectus, we have approximately $5.0 million of cash. We do not have sufficient cash and cash equivalents as of the date of this prospectus to support our operations past the first quarter of 2027. These matters raise substantial doubt about our ability to continue as a going concern within one year after the date that these financial statements are issued.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The future success of the Company is dependent upon our ability to obtain additional funding. There can be no assurance, however, that we will be successful in obtaining such funding in sufficient amounts, on terms acceptable to us, or at all. The failure to obtain sufficient capital on acceptable terms when needed would have a material adverse effect on our business, results of operations, and financial condition. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock's market price and liquidity and reduce our ability to raise capital.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”), a national securities exchange, which imposes continued listing requirements with respect to issuers whose securities are listed on Nasdaq. If we fail to satisfy the continued listing standards, such as, for example, Nasdaq’s minimum bid price requirement or stockholders equity requirements, Nasdaq may issue a non-compliance letter or initiate delisting proceedings.

As previously disclosed, on November 20, 2024, we received a letter from the staff (the “Staff”) of the Listing Qualifications Department of Nasdaq notifying us that the Company was no longer in compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on Nasdaq as set forth in Listing Rule 5550(b)(1) (the “Rule”). After a hearing, the Nasdaq Hearings Panel granted the Company an exception until February 18, 2025 to demonstrate compliance with the Nasdaq listing rules. On February 25, 2025, we received a letter from Nasdaq confirming that the Company had regained compliance with the Rule. Pursuant to Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Rule, then, notwithstanding Rule 5810(c)(2), we will not be permitted to provide the Staff with a plan of compliance with respect to such deficiency and the Staff will not be permitted to grant additional time for us to regain compliance with respect to such deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the initial Hearings Panel or a newly convened Hearings Panel if the initial Hearings Panel is unavailable.

If we are unable to maintain compliance with the continued listing requirements of Nasdaq, our common stock could be delisted, making it could be more difficult to buy or sell our securities and to obtain accurate quotations, and the price of our securities could suffer a material decline. Delisting could also impair our ability to raise capital.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We have in the past identified, and in the future may identify, material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired..

We are a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. The process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation is time-consuming, costly and complicated. We are required to disclose changes made in internal control and procedures on a quarterly basis.

We completed the Merger in April 2024. Prior to the Merger, Trawsfynydd was a private company and, therefore, its controls were not required to be designed or maintained in accordance with Rules 13a-15 and 15d-15 under the Exchange Act. The design and implementation of internal control over financial reporting post-Merger has required, and will continue to require, significant time and resources from management and other personnel. Although we had internal controls in place prior to the Merger, and our management has determined in recent years that such internal controls over financial reporting were effective, during its assessment of our internal controls over financial reporting as of December 31, 2024 it was determined that our controls were not effectively updated and implemented to reflect the changes in processes and staffing during the period between completion of the Merger and December 31, 2024. Additionally, it was determined that there was an inadequate segregation of duties over the preparation, review and posting of manual journal entries, which was the result of not having a sufficient risk assessment process in place post-Merger to identify and analyze risk of misstatement due to fraud and/or error.

In connection with the audit of our financial statements for the year ended December 31, 2024, we identified material weaknesses in our internal control over financial reporting, which relate to the determinations of management discussed above. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As of December 31, 2025, these material weaknesses have been remediated, see “Part II – Item 9A – Remediation of Material Weakness in Internal Control over Financial Reporting” in our Annual Report on Form 10-K for the year ended December 31, 2025. Although we were able to remediate these material weaknesses, there is no guarantee that we will not experience additional material weaknesses in the future or that we will be able to remediate any such material weakness in a timely manner or at all. If we identify future material weaknesses in our internal control over financial reporting, or if we generally fail to establish and maintain effective internal controls appropriate for a public company, we may be unable to produce timely and accurate financial statements, which could adversely impact our investors' confidence and our stock price.

We could also become subject to investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of common stock and our business.

We will require additional financing to fund future operations, including for research and development, clinical trials, expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Our latest financial information may not be available at the time of the offering.

The information provided in this prospectus supplement and prospectus, including the documents incorporated by reference, is based on historical financial information available as of our last audited financial statements, and there may be material changes or developments that are not reflected in the most recent financial information.

Our most recently audited financial statements were as of December 31, 2025 and our last quarterly financial information that has been disclosed was with respect to the period ended March 31, 2026. Investors should be aware that as of the date of the offering described in this prospectus supplement, the latest financial statements of the Company for the period ended June 30, 2026, may not yet have been prepared and as a result may not have been made available to investors or disclosed in any securities filing of the Company. Due to the timing of the at the market offering described in this prospectus supplement, investors consequently may not have the most current financial information for the fiscal quarter ended June 30, 2026. This absence of current financial information may limit investors’ ability to assess our financial performance, liquidity and overall financial health accurately. Investors should exercise caution and consider this absence of the latest financial information when making any investment decision.

The actual number of shares of common stock we will issue under the ATM Agreement, at any one time or in total, and the gross proceeds resulting from those sales is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to request Citizens to sell on our behalf shares of common stock at any time throughout the term of the ATM Agreement, and Citizens will use commercially reasonable efforts to sell the shares. The number of shares that are sold by Citizens after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Citizens. Because the price per share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares of common stock that will ultimately be issued by us under the ATM Agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results.

We will have discretion, subject to market demand and the terms of the ATM Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

The offering price per share of common stock in this offering may exceed the net tangible book value per share outstanding prior to this offering. Because the sales of the common stock offered hereby will be made directly into the market, the prices at which we sell these shares will vary, and these variations may be significant. Purchasers of the common stock we sell, as well as holders of our existing shares of common stock, will experience significant dilution if we sell common stock at prices significantly below the price at which they invested. See the section of this prospectus supplement entitled “Dilution” for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per share of common stock paid by you in this offering. Further, the exercise of outstanding options or warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

We have broad discretion over the use of our cash, cash equivalents and investments, including the net proceeds from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash, cash equivalents and investments, including the net proceeds, if any, from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. We may invest our available cash, cash equivalents and investments, including the net proceeds from this offering, pending their use in a manner that does not produce income or that loses value.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $5,575,709 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the ATM Agreement with Citizens as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We expect to use the net proceeds, if any, from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs.

Our expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our programs, and any unforeseen cash needs. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on restrictions and other factors our board of directors may deem relevant. Investors should not purchase our common stock, or our warrants, which are exercisable for shares of our common stock, with the expectation of receiving cash dividends.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our historical net tangible book value (deficit) as of March 31, 2026 was approximately $(7,795,000), or $(0.60) per share. Our historical tangible book value (deficit) represents the book value of our total tangible assets less the book value of our total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by 12,857,344, which includes the 10,162,587 shares of our common stock outstanding plus 2,694,757 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock as of March 31, 2026.

Our pro forma net tangible book value (deficit) as of March 31, 2026 was approximately $1,605,000, or $0.08 per share. Pro forma net tangible book value represents the book value of our total tangible assets less the book value of our total liabilities, after giving effect to our issuance and sale in April 2026 of an aggregate of 5,982,919 shares of the Company’s common stock (or, in lieu thereof, pre-funded warrants to purchase shares of our common stock). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares of our common stock and common stock equivalents outstanding as of March 31, 2026, after giving effect to the pro forma adjustments described above.

After giving further effect to the sale of shares of our common stock pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of $5,575,709 at an assumed offering price of $0.70 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 7, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been $6,798,438, or $0.25 per share. This represents an immediate increase in pro forma net tangible book value of $0.17 per share to existing stockholders and dilution of $0.45 per share of pro forma as adjusted net tangible book value to new investors based on the assumed average sale price of $0.70 per share. The following table illustrates this dilution to the investors purchasing shares of common stock in this offering:

Assumed public offering price per share		$0.70
Historical net tangible book value per share as of March 31, 2026	$(0.60)
Increase in historical net tangible book value per share attributable to the pro forma adjustments described above	$0.68
Pro forma net tangible book value per share as of March 31, 2026	$0.08
Increase in pro forma net tangible book value per share attributable to new investors	$0.17
Pro forma as adjusted net tangible book value per share after this offering		$0.25
Dilution per share to new investors		$0.45

The foregoing table and discussion exclude :

•	2,694,757 shares of our common stock issuable upon conversion of 6,737 shares of Series C Preferred Stock outstanding as of March 31, 2026;

•	2,037,913 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, with a weighted average exercise price of approximately $2.43 per share;

•	3,919,249 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2026, with a weighted average exercise price of approximately $13.42 per share;

•	151,750 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026; and

•	113,298 shares of common stock reserved for future issuance under our 2021 Incentive Compensation Plan, as amended and restated, as of March 31, 2026.

To the extent that we issue additional shares of common stock in the future, whether upon the exercise of outstanding warrants or options or otherwise, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Citizens, under which we may offer and sell up to $5,575,709 of our shares of common stock from time to time through or to Citizens acting as agent and/or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made (i) in privately negotiated transactions with the consent of the Company; (ii) as block transactions; or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common stock. If we and Citizens agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The ATM Agreement allows for the issuance of up to an aggregate of $50,000,000 of our shares of common stock; however, in no event shall the Company issue or sell to or through Citizens such number of shares that exceeds (a) the number or dollar amount of shares of common stock registered on the Registration Statement and as reflected on this Prospectus Supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued shares of our common stock, or (c) the number or dollar amount of shares of common stock that would cause the Company or the offering of the shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3.

Each time we wish to issue and sell our shares of common stock under the ATM Agreement, we will notify Citizens of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Citizens, unless Citizens declines to accept the terms of such notice in accordance with the ATM Agreement, Citizens has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Citizens under the ATM Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We or Citizens may suspend the offering of shares of common stock being made through Citizens under the ATM Agreement upon proper notice to the other party.

The settlement of sales of shares between us and Citizens is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Citizens may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Citizens a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock by Citizens. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Citizens for the fees and disbursements of its counsel, payable upon execution of the ATM Agreement, in an amount not to exceed $50,000, which amount was previously paid, in addition to up to $5,000 per “Representation Date” in connection with ongoing diligence arising from the transactions contemplated by the ATM Agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Citizens under the terms of the ATM Agreement, will be approximately $215,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We will report at least quarterly the number of shares of common stock sold through Citizens under the ATM Agreement, the net proceeds to us and the compensation paid by us to Citizens in connection with the sales of our common stock.

Citizens is not required to sell any certain number of shares or dollar amount of our common stock, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the ATM Agreement. In connection with the sale of our shares of common stock on our behalf, Citizens will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation

Citizens will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Citizens against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Citizens may be required to make in respect of such liabilities. Citizens will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Citizens will not engage in any transactions that stabilizes shares of our common stock.

The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein. We may terminate the ATM Agreement at any time upon five business day’s prior written notice. Citizens may terminate the ATM Agreement at any time.

Citizens and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Citizens may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Citizens may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Citizens, and Citizens may distribute the prospectus supplement and the accompanying prospectus electronically.

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s principal business address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4101, and its telephone number is (800) 468-9716.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TRAW.”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Citizens in connection with this offering.

EXPERTS

The consolidated financial statements of Traws Pharma, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations since inception that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement constitutes part of a Registration Statement on Form S-3 that we have filed with the SEC. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement.

The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus supplement and their exhibits, all contain information that is material to the offering of the shares of our common stock hereby. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents.

The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The Registration Statement and the exhibits are available through the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information will be available at the website of the SEC referred to above. Additionally, you may access our filings with the SEC through our website at http://www.trawspharma.com. The information on our website is not part of this prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations
Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680

You should rely only on the information in this prospectus supplement and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement was accurate on the date of the front cover of this prospectus supplement only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026 , as amended by that Amendment No. 1 to Form 10-K, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, January 26, 2026, February 19, 2026, Apil 15, 2026, May 26, 2026, and July 9, 2026; and

•	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration no. 001-36020), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

PROSPECTUS

Traws Pharma, Inc.

$139,185,641.25

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities and may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $139,185,641.25.

You should read this prospectus and any supplement carefully before you purchase any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The securities may be offered and sold by us from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “TRAW.” On June 29, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.82 per share.

As the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,742,526 based on 15,228,328 shares of common stock held by non-affiliates and a price of $2.18 per share, the closing price of our common stock on May 8, 2026, which is the highest closing price of our common stock on The Nasdaq Capital Market within the prior 60 days of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $4,227,577 of securities pursuant to General Instruction I.B.6 of Registration Statement on Form S-3. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate offering price of $139,185,641.25 of securities. We may offer and sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Traws Pharma,” “Traws,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Traws Pharma, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://www.trawspharma.com/. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026 , as amended by that Amendment No. 1 to Form 10-K, filed with the SEC on April 30, 2026;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;
•	Our Current Reports on Form 8-K filed with the SEC on May 26, 2026;
•	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration no. 001-36020), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Traws Pharma, Inc.

12 Penns Trail

Newtown, Pennsylvania 18940

(267) 759-3680

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, protection of our intellectual property portfolio, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial and manufacturing functions, expectations regarding clinical trial data, our results of operations, cash needs, financial condition, liquidity, collaborations, partnerships, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and in the documents incorporated by reference herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially and adversely from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate are consistent with the forward-looking statements contained in this report, they may not be predictive of results or developments in future periods.

Actual results could differ materially and adversely from our forward-looking statements due to a number of factors, including, without limitations, risks related to:

•	our need for additional financing for our future clinical trials and other operations, our ability to obtain sufficient funds on acceptable terms when needed, and our plans and future needs to scale back operations if adequate financing is not obtained;
•	our ability to continue as a going concern;
•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;
•	the success and timing of our preclinical studies and clinical trials, including site initiation and patient enrollment, and regulatory approval of protocols for future clinical trials;
•	our ability to enter into, maintain and perform collaboration agreements with other pharmaceutical companies, for funding and commercialization of our clinical product candidates or preclinical compounds, and our ability to achieve certain milestones under those agreements;
•	the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;
•	our plans and ability to develop, manufacture and commercialize our product candidates;
•	our failure to recruit or retain key scientific or management personnel or to retain our executive officers;
•	the size and growth of the potential markets for our product candidates and our ability to serve those markets;
•	regulatory developments in the United States and foreign countries;
•	the rate and degree of market acceptance of any of our product candidates;
•	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;
•	the successful development of our commercialization capabilities, including sales and marketing capabilities;
•	recently enacted and future legislation and regulation regarding the healthcare system, including potential for cuts in federal funding;
•	the success of competing therapies and products that are or become available;
•	our ability to maintain the listing of our securities on a national securities exchange;
•	the potential for third party disputes and litigation; and
•	the performance of third parties, including contract research organizations (“CROs”) and third-party manufacturers.

Any forward-looking statements that we make in this prospectus and the documents incorporated by reference herein speak only as of the date of such statement, and we undertake no obligation to update such statements whether as a result of any new information, future events, changed circumstances or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus and in documents incorporated by reference herein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

We obtained the industry, market and competitive position data in this prospectus and in documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We believe this data is accurate in all material respects as of the date of this prospectus.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as filed with the SEC on April 15 , 2026, which are incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement or any free writing prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus. Any such risk could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

TRAWS PHARMA, INC.

We are a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. We are advancing novel investigational antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health. Our product candidates are intended to be safe, with simple dosing regimens. We strive to utilize accelerated clinical trial strategies with a commitment to patients who are especially vulnerable.

On April 1, 2024, the Company (then known as Onconova Therapeutics, Inc.) consummated a merger (the “Merger”) with Trawsfynydd Therapeutics, Inc. (“Trawsfynydd”), a privately-held biotechnology company developing next-generation, best-in-class antivirals for influenza, COVID-19 and other infectious diseases. Prior to the Merger, the focus of our business was the discovery and development of novel products for patients with cancer. After completion of the Merger, the focus of our business expanded to include the development of novel therapies to target critical threats to human health in respiratory viral diseases. Following the Merger, we have four clinical programs: (i) tivoxavir marboxil, an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza; (ii) ratutrelvir, an inhibitor of the main protease (also known as 3CL protease) of the SAR-CoV-2 virus, the causative agent in COVID-19; (iii) narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and (iv) rigosertib, administered alone or in combination for investigation in various cancers.

CORPORATE INFORMATION

Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $139,185,641.25, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	rates and times of payment of dividends;
•	redemption, conversion or exchange terms;
•	conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•	restrictive covenants;
•	voting or other rights; and
•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 29, 2026, 15,228,328 shares of our common stock, and 6,737 shares of our Series C preferred stock, were outstanding. The description of our capital stock, including our common stock and preferred stock is incorporated by reference to our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration no. 001-36020), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

Common Stock

Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for that purpose. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue now or in the future. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.

Preferred Stock

We may issue any class of preferred stock in any series. Our board of directors has the authority, subject to limitations prescribed under Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

In 2018, our board of directors designated 1,044,488 shares of preferred stock as Series A Convertible Preferred Stock and 1,796,875 shares of preferred stock as Series B Convertible Preferred Stock. In April 2024, our board of directors designated 12,472.76870 Series C Non-Voting Convertible Preferred Stock.

Delaware Anti-Takeover Law and Provisions in Our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or
•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;
•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or
•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Tenth Amended and Restated Certificate of Incorporation, as amended, or our “certificate of incorporation,” and our Amended and Restated Bylaws, as amended, or our “bylaws,” do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws will:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•	not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and
•	provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons requested by a majority of the board of directors to call such meetings.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “TRAW.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $139,185,641.25 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $139,185,641.25. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will pay the principal on the debt securities;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•	if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

Events of Default

Unless otherwise stated in a subsequent prospectus or in the indenture with respect to the debt securities issued, “Event of Default” means with respect to any series of debt securities, any of the following:

•	there is a default in the payment of any principal of, or premium, if any, on, the securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
•	there is a default in the payment of any interest on any security of a series when the same becomes due and payable, and the default continues for a period of 30 days;
•	the Company defaults in the observance or performance of any other covenant in the securities of a series or in the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the securities of such series then outstanding, which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;
•	the Company or any significant subsidiary:

o	commences a voluntary case,
o	consents to the entry of an order for relief against it in an involuntary case,
o	consents to the appointment of a custodian of it or for all or substantially all of its property,
o	makes a general assignment for the benefit of its creditors, or
o	generally is not paying its debts as they become due;

•	a court of competent jurisdiction enters an order or decree under any U.S. bankruptcy law that:

o	is for relief against the Company or any significant subsidiary in an involuntary case;
o	appoints a custodian of the Company or any significant subsidiary, or for all or substantially all of the property of the Company or any significant subsidiary; or
o	orders the liquidation of the Company or any significant subsidiary, and the order or decree remains unstayed and in effect for 90 consecutive days; or

•	any other event of default provided with respect to securities of that series, which is specified in a board resolution, a supplemental indenture thereto or an officers’ certificate, in accordance therewith.

Modification and Waiver

Unless otherwise stated in a subsequent prospectus or in the indenture with respect to the debt securities issued, we and the trustee to an indenture may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with section 5.1 as set forth in the form of indenture;
•	to provide for certificated securities in addition to uncertificated securities;
•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
•	to cure any ambiguity, defect or inconsistency, or to make any other change herein or in the securities that does not materially and adversely affect the rights of any securityholder;
•	to provide for the issuance of, and establish the form and terms and conditions of, securities of any series as permitted by the indenture; or
•	to evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the securities of one or more series, and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Unless otherwise stated in a subsequent prospectus or in the indenture with respect to the debt securities issued, we and the trustee may amend or supplement an indenture or the debt securities of one or more series with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of such series affected by such amendment or supplement without notice to any securityholder. The holders of not less than a majority in aggregate principal amount of the outstanding securities of each such series affected by such amendment or supplement may waive compliance by the Company in a particular instance with any provision of the indenture or the securities of such series without notice to any securityholder. Without the consent of each securityholder affected, and subject to the terms of the indenture, however, an amendment, supplement or waiver may not:

•	reduce the amount of securities whose holders must consent to an amendment, supplement or waiver to the indenture or the securities;
•	reduce the rate of, or change the time for payment of, interest on any security;
•	reduce the principal, or change the stated maturity, of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•	make any security payable in money other than that stated in the security;
•	change the amount or time of any payment required by the securities, or reduce the premium payable upon any redemption of the securities, or change the time before which no such redemption may be made;
•	waive a default or event of default in the payment of the principal of, or interest or premium, if any, on, any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);
•	waive a redemption payment with respect to any security, or change any of the provisions with respect to the redemption of any securities;
•	make any changes in Section 6.6 or Section 8.2 of the indenture, except to increase any percentage of securities the holders of which must consent to any matter; or
•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected thereby.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and
•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

As of June 29, 2026, we had (i) non-tradable warrants with variable/conditional expiration or termination dates to purchase 33,833,844 shares of common stock at a weighted average exercise price of $3.03 per share, and (iii) non-tradable pre-funded warrants with no expiration date to purchase 1,671,937 shares of common stock at exercise prices of $0.01 and $56.25 per share, representing a weighted average exercise price of approximately $0.02 per share.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers in a public offering and sale by them;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents;
•	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
•	in any manner, as provided in the applicable prospectus supplement.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on The Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of Traws Pharma, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations since inception that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P.

$139,185,641.25

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

July 9, 2026

Up to

$5,575,709

Common Stock

PROSPECTUS SUPPLEMENT

July 10, 2026